UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 23, 2026

The Hartford Insurance Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13958	13-3317783
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
The Hartford Insurance Group, Inc.
One Hartford Plaza, Hartford, Connecticut 06155
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (860) 547-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HIG	The New York Stock Exchange
6.10% Notes due October 1, 2041	HIG 41	The New York Stock Exchange
Depositary Shares, Each Representing a 1/1,000th Interest in a Share of 6.000% Non-Cumulative Preferred Stock, Series G, par value $0.01 per share	HIG PR G	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On September 23, 2026, Hartford Fire Insurance Company and certain of its affiliates (collectively, the “Hartford Insurers”), each a wholly owned insurance company subsidiary of The Hartford Insurance Group, Inc. (the “Company”), entered into a Reinsurance Commutation and Release Agreement (the “Commutation Agreement”) with National Indemnity Company (“NICO”), a subsidiary of Berkshire Hathaway Inc. Pursuant to the Commutation Agreement, the Hartford Insurers and NICO agreed to the commutation and termination of their existing Aggregate Excess of Loss Reinsurance Agreement (the “Reinsurance Agreement”), which has provided asbestos and environmental adverse development cover reinsurance since December 31, 2016, and certain related transaction documents. The Commutation Agreement also resolves the confidential arbitration regarding the parties’ dispute under the Reinsurance Agreement.

On September 25, 2026, Hartford Fire Insurance Company received a cash payment of $1.12 billion, and, upon receipt of such payment, the Reinsurance Agreement was commuted and terminated in accordance with the terms of the Commutation Agreement, and the Hartford Insurers and NICO were released from liabilities and obligations arising under the Reinsurance Agreement and related transaction documents.

Item 7.01 Regulation FD Disclosure

As a result of the transactions described in Item 1.02 above, for the three and nine months ended September 30, 2026, The Hartford expects to recognize a before tax net gain of $497 million, an increase in net income of $393 million, and no impact on core earnings. The before tax gain reflects the release of the deferred gain on retroactive reinsurance after giving effect to the commutation.

Cautionary Statement Regarding Forward-Looking Information

Some of the statements in this Current Report on Form 8-K may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, among others, statements regarding the expected financial and accounting effects of the transactions described above.

These statements are based on current expectations, estimates and projections, and are subject to risks and uncertainties that could cause actual results to differ materially. Investors should consider the important risks and uncertainties that may affect future results, including those discussed in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements, except as required by law.

Item 9.01     Financial Statements and Exhibits

Exhibit No.

101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hartford Insurance Group, Inc.

September 25, 2026	By:	/s/ Beth A. Costello
Name: Beth A. Costello
Title: Executive Vice President and Chief Financial Officer